UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015 (November 4, 2015)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54515	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Ave

Suite 1526

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212.634.6462

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

JM Group Limited Acquisition

On November 4, 2015 (the “Closing Date”), Staffing 360 Solutions, Inc. (the “Company”) and Longbridge Recruitment 360 Limited, an England and Wales company and a subsidiary of the Company (“Buyer”), entered into (i) a Purchase Agreement (the “JM Purchase Agreement”) with the majority owners of the issued and outstanding equity interests of JM Group Limited, an England and Wales company (“JM”) (each a “Seller” and together, the “Sellers”), and (ii) certain Minority Shareholder Sales Agreements (the “Minority Sales Agreements”). Pursuant to the JM Purchase Agreement and the Minority Sales Agreements, the Company purchased one hundred percent (100%) of the issued and outstanding equity interests of JM (the “Acquisition”).

JM Purchase Agreement

In connection with the Acquisition, on the Closing Date the Company paid to the Sellers the following:

(a)	£750,000;

(b)	an aggregate of 40,000 shares (“Initial Buyer Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”); and

(c)	unsecured promissory notes in the aggregate principal amount of £500,000, with an interest rate of 6% per year and a term of six (6) months (the “Seller Notes”), which principal is subject to reduction if the Net Asset Value (as defined in the JM Purchase Agreement) of JM and its subsidiaries, on a consolidated basis, is less than £300,000.

In addition, after the Closing Date, the Company shall pay to the Sellers performance based compensation (“Earn-Out Payment”) in an amount in cash equal to:

(a)	£850,000, if Gross Profit (as defined in the JM Purchase Agreement) of JM for the 12 month period ending on the first anniversary of the Closing Date (the “Anniversary Gross Profit”) is equal to 90% or more of the Gross Profit for the twelve month period ending on October 31, 2015 (the “Completion Gross Profit”); or

(b)	if the Anniversary Gross Profit is less than 90% of the Completion Gross Profit, an amount equal to the product of (i) the Anniversary Gross Profit divided by the Completion Gross Profit and (ii) £850,000.

The Company shall also issue to the Sellers and existing holders of stock options issued by JM (“Optionholders”) performance-based compensation in the form of shares of Common Stock (“Earn-Out Shares” and together with the Initial Buyer Shares, the “Buyer Shares”) as follows:

(a)	an aggregate of 20,000 shares of Common Stock, if the Anniversary Gross Profit is 100% or more the Completion Gross Profit; or

(b)	if the Anniversary Gross Profit is greater than or equal to 75% of the Completion Gross Profit, but less than 100% of the Completion Gross Profit, an amount of shares equal to the product of (i) the Anniversary Gross Profit divided by the Completion Gross Profit and (ii) 20,000;

The Earn-out Shares will be paid to the Sellers and the Optionholders in the proportions described in the JM Purchase Agreement. The Earn-out Payment will carry interest from the due date for payment up to the date of actual payment at the annual base rate of National Westminster Bank plc plus 10%. In addition, if the value of each Buyer Share is less than $10.00 on the first anniversary of the Closing Date, then the Buyer shall pay to the Sellers an amount equal to the difference between (i) the average value of each Buyer Share for the 90 business Days preceding the Anniversary Date and (ii) $10.00.

The Buyer Shares issued to the Sellers pursuant to the JM Purchase Agreement are subject to lock-up restrictions for one year after the Closing Date, provided, however, that such shares may be earlier released upon the consummation of a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their equity holdings in the Company for cash, securities or other property and with certain permitted transfers to family members and trusts for their benefit.

In the JM Purchase Agreement, the Sellers made customary representations and warranties to the Company concerning, among other matters, JM and its business, operations, organization, authorization, capitalization, subsidiaries, properties, employees, assets, liabilities and financial condition and their ownership interests in JM. The Company also made certain representations to the Sellers regarding, among other matters, its organization, authority and financial capacity. The representations and warranties generally survive for a period of 18 months after the Closing Date, with certain Tax Warranties (as defined in the JM Purchase Agreement) surviving for four years after the Closing Date. The Sellers also represent that they are not U.S. Persons as such term is defined in Regulation S under the Securities Act of 1933, as amended.

The parties also agreed to certain customary post-closing covenants, including those relating to confidentiality, publicity, non-competition, intellectual property and tax matters and litigation support. The Company also covenants that after the Closing Date, it will work with the Sellers to implement, as soon as reasonably practicable, an employee stock plan to allow certain named employees to be awarded up to an aggregate of 10,000 shares of Common Stock. The Company also agreed to guarantee the payment and performance by the Buyer of amounts due and payable under the JM Purchase Agreement.

The Founders (as defined in the JM Purchase Agreement) agreed to jointly indemnify the Company and its representatives for any breaches of their or JM’s representations, warranties or covenants in the JM Purchase Agreement or ancillary documents, Indemnification claims for breaches of representations and warranties are subject to a $5,000 basket per claim and $50,000 basket for the Founders in the aggregate. For a single Founder, there is a cap on indemnification equal to the Purchase Price plus all earn-out consideration. At the Company’s election, it may offset any unpaid indemnification obligations of the Founders against obligations owed by the Company to the Sellers under the JM Purchase Agreement or the ancillary documents, including payment obligations under the Seller Notes.

Minority Sales Agreements

In connection with the Acquisition, on the Closing Date, the Company paid to the Minority Shareholders the following:

(a)	£15,300.74; and

(b)	unsecured promissory notes in the aggregate principal amount of £10,745, with an interest rate of 6% per year and a term of six (6) months (the “Minority Shareholder Notes” and together with the Seller Notes the “JM Notes”), which principal is subject to reduction if the Net Asset Value (as defined in the JM Purchase Agreement) of JM and its subsidiaries, on a consolidated basis, is less than £300,000.

The Minority Shareholders shall also be entitled to a deferred cash payment of up to £18,266.33 based on the Gross Profit of JM for the 12 month period ending on the first anniversary of the Closing Date, which amount shall be reduced by an amount that is equal to the Shareholding Percentage (as defined in the Minority Sales Agreements) of the difference between the Anniversary Gross Profit and the Completion Gross Profit if the Anniversary Gross Profit is less than 90% of the Completion Gross Profit.

JM Notes

The JM Notes each bear interest on their outstanding principal at a rate of 6% per annum. Payments under the JM Notes will be made in three monthly installments beginning on the four month anniversary of the Closing Date. The monthly installments under the JM Notes shall first be applied to accrued interest and then to principal. In the event of default, the noteholders may declare to be due and payable immediately all of the outstanding obligations under the JM Notes, including any suspended (but not yet forfeited) quarterly installments. The Buyer shall have the option to prepay the amounts outstanding under the JM Notes.

The principal under the JM Notes is subject to post-closing reduction on a pro-rata basis if the Net Asset Value (as defined in the JM Purchase Agreement) of JM and its subsidiaries, on a consolidated basis, is less than £300,000.

The foregoing summaries of the JM Notes, JM Purchase Agreement and Minority Sales Agreements are qualified in their entirety by reference to the complete text of such agreements which are attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively.

Funding for the Acquisition was provided by ABM AMRO Commercial Financial PLC, the provider of Buyer’s existing accounts receivables credit facility in the United Kingdom. An amendment to the existing agreement with ABN AMRO was entered into, raising the limit on the line from £1.25 million to £3.5 million at a 2.5% interest rate plus the Bank of England base rate of 0.5% (the “BoE Rate”). Additionally, a two year Term Loan of £750,000 with a 3% interest rate, plus the BoE Rate, was provided to partially fund the Acquisition.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above with respect to the Acquisition is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the Buyer Shares and the Six Month Notes, is incorporated herein by reference. Such issuances were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Regulation S under the Securities Act.

Item 8.01.	Other Events.

On November 5, 2015, the Company issued a press release announcing the Acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Six Month Promissory Note
10.1	Purchase Agreement, dated November 4, 2015, by and among Longbridge Recruitment 360 Limited, Staffing 360 Solutions, Inc. and the Sellers named therein.
10.2	Form of Purchase Agreement by and among Longbridge Recruitment 360 Limited, Staffing 360 Solutions, Inc. and Minority Shareholder
99.1	Press Release dated November 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2015

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Brendan Flood Executive Chairman